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                     [SI FINANCIAL GROUP, INC. LETTERHEAD]


PRESS RELEASE
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                                                                  (NASDAQ: SIFI)

SAVINGS INSTITUTE BANK & TRUST COMPANY TO BUY MORTGAGE COMPANY

WILLIMANTIC, CONNECTICUT--SEPTEMBER 5, 2006. SI Financial Group, Inc. (the "Company") (NASDAQ: SIFI), the holding company of Savings Institute Bank & Trust Company ("SIBT"), today announced that SIBT has signed a definitive agreement to purchase Fairfield Financial Mortgage Group, Inc. ("FFMG") of Danbury, Connecticut.

         FFMG has branch offices in Texas, Massachusetts, New Hampshire, New Jersey, New York and Pennsylvania and is also a licensed mortgage banker in South Carolina, Florida, Georgia, Michigan, Rhode Island, Maryland, Delaware and California. The mortgage company, established in 1998 by its President and CEO, Charles L. Levesque, currently employs approximately 100 individuals. Over the last twelve months, FFMG originated loans of more than $386.1 million.

         "Mr. Levesque and the staff of Fairfield Financial Mortgage Group have, over the past eight years, built a very successful business," said SIBT President & CEO, Rheo A. Brouillard. "While we expect this acquisition will add to our noninterest income and be accretive to our earnings, it will also bring much to FFMG. Under the SIBT banner, FFMG will have significantly greater resources as well as a broader offering of services to bring to its customers. In addition to access to greater resources, operating as a subsidiary of a federally chartered bank will allow FFMG to originate mortgage loans in all fifty states. After the closing of the acquisition, FFMG will be known as "SI Mortgage Group, Inc.", and will operate as a wholly-owned operating subsidiary of Savings Institute Bank & Trust Company, with Mr. Levesque continuing to function as its President," added Brouillard. "We look forward to assisting him in achieving even greater success."

         Mr. Levesque echoed Mr. Brouillard's enthusiasm. "We are happy to be partnering with such a strong financial services company. Our partnership offers many benefits for both parties, and I feel fortunate that we have been able to come together." Mr. Levesque added that he was especially pleased that FFMG will be able to retain all of its staff and branch locations.

         The transaction is expected to be completed in the 4th quarter, subject to all necessary regulatory approvals. The acquisition would mark the second transaction since the Company's initial public offering on September 30, 2004. In November 2005, SIBT acquired certain assets from the former Circle Trust Company of Darien, Connecticut.

         SI Financial Group, Inc. is the holding company for Savings Institute Bank & Trust Company. Established in 1842, the Savings Institute Bank & Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its nineteen offices, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Phone:  (860) 456-6509 / Email:  investorrelations@banksi.com

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE
PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.